Exhibit 99.5

NOTICE OF GUARANTEED DELIVERY

OF SERIES F WARRANTS OF

COMBIMATRIX CORPORATION

This Notice of Guaranteed Delivery must be used to accept the offer of Invitae Corporation (“Invitae”) to exchange each properly tendered and accepted Series F warrant to acquire one share of common stock of CombiMatrix Corporation (“CombiMatrix”) for 0.3056 of a share of Invitae common stock (the “Exchange Offer”) if:

CombiMatrix Series F warrant certificates are not immediately available or CombiMatrix Series F warrant holders cannot deliver CombiMatrix Series F warrant certificates to American Stock Transfer & Trust Company, LLC (the “Exchange Agent”) prior to             , 2017 (the “Expiration Date”); or

Time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile of the Letter of Transmittal) and any other required documents, to reach the Exchange Agent prior to the Expiration Date.

TO: AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC

If delivering by hand, express mail, courier, or other expedited service:	By mail:

American Stock Transfer & Trust Co., LLC	American Stock Transfer & Trust Co., LLC
Operations Center	Operations Center
Attn: Reorganization Department	Attn: Reorganization Department
6201 15th Avenue	P.O. BOX 2042
Brooklyn, New York 11219	New York, NY 10272-2042

For assistance call (877) 248-6417 or (718) 921-8317

This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered by mail or facsimile transmission to the Exchange Agent, as described in Instruction 10 in the Letter of Transmittal.

For this notice to be validly delivered, it must be received by the Exchange Agent at one of the above addresses before the Expiration Date. Delivery of this notice to another address will not constitute a valid delivery, and Invitae will have the right, which it may waive, to reject such delivery. Delivery to Invitae, the information agent or otherwise will not be forwarded to the Exchange Agent and will not constitute a valid delivery, and Invitae will have the right, which it may waive, to reject such delivery.

This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an “Eligible Institution” under the instructions to the Letter of Transmittal, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

By signing this Notice of Guaranteed Delivery, you tender, upon and subject to the terms and conditions described in the prospectus/offer to exchange dated             , 2017 (the “Prospectus”) and the Letter of Transmittal, receipt of which you hereby acknowledge, the number of CombiMatrix Series F warrants specified below pursuant to the guaranteed delivery procedure described in Instruction 10 in the Letter of Transmittal.

SIGNATURES

Signatures:

Name(s) of Registered Holder(s) Exactly as Name(s) Appear(s) on CombiMatrix Series F Warrant Certificate(s):
(please type or print)

Certificate No(s).*:

Address(es):
(Include Zip Code)

Daytime Area Code and Telephone Number:

Date:

If CombiMatrix Series F Warrants will be delivered by book-entry transfer, provide the Account Number.

Account Number:

*	The certificate number need not be provided by book-entry holders.

GUARANTEE OF DELIVERY

(NOT TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a bank, broker dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended, (each of the foregoing constituting an “Eligible Institution”), guarantees delivery to the Exchange Agent of the CombiMatrix Series F warrants tendered, in proper form for transfer, or a confirmation that the CombiMatrix Series F warrants tendered have been delivered pursuant to the procedure for book-entry transfer described in the Prospectus and Letter of Transmittal into the Exchange Agent’s account at the book-entry transfer facility, in each case together with a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), or an agent’s message in the case of a book-entry transfer, and any other required documents, all within two NYSE trading days after the date of receipt by the Exchange Agent of this Notice of Guaranteed Delivery.

The Eligible Institution that completes this form must communicate the guarantee to the Exchange Agent and must deliver the Letter of Transmittal and certificates for CombiMatrix Series F warrants to the Exchange Agent within the time set forth above. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Authorized Signature:

Name:
(Please Print)

Title:

Address:

Areas Code(s) and Telephone Number(s):

Dated: , 2017